Exhibit 99.1

Red Hat Reports Second Quarter Results for Fiscal Year 2018

  Second quarter total revenue of $723 million, up 21% year-over-year, or 20% in constant currency
  Second quarter Application Development-related and other emerging technology subscription revenue of $150 million, up 44% year-over-year, or 43% in constant currency
  Quarter-end deferred revenue balance of $2.05 billion, up 22% year-over-year
  Second quarter operating cash flow of $143 million, up 48% year-over-year and year-to-date operating cash flow of $401 million, up 22% year-over-year

RALEIGH, N.C.--(BUSINESS WIRE)--September 25, 2017--Red Hat, Inc. (NYSE: RHT), the world's leading provider of open source solutions, today announced financial results for the second quarter of fiscal year 2018 ended August 31, 2017.

“Strong demand for our technologies that enable hybrid cloud computing has contributed to accelerated revenue growth in the first half of the fiscal year. In the second quarter, we delivered total revenue growth of 21%, fueled by over 40% growth in our Application Development-related and other emerging technology revenue," stated Jim Whitehurst, President and Chief Executive Officer of Red Hat. "IT organizations continued to turn to Red Hat as a strategic technology partner to help them transform and modernize their applications and infrastructure for the hybrid cloud."

"Strong execution and global demand for Red Hat technologies continued to drive financial results which exceeded expectations for the second quarter and the first half of fiscal year 2018," stated Eric Shander, Executive Vice President and Chief Financial Officer of Red Hat. "For the first half of fiscal 2018, Red Hat delivered a powerful combination of 20% total revenue growth, 41% GAAP operating income growth, 26% non-GAAP operating income growth, and 22% operating cash flow growth. Given our first half results and ongoing momentum, we are increasing our outlook for the full year."

Revenue: Total revenue for the quarter was $723 million, up 21% in USD year-over-year, or 20% measured in constant currency. Constant currency references in this release are detailed in the tables below. Subscription revenue for the quarter was $638 million, up 20% in USD year-over-year, and 20% measured in constant currency. Subscription revenue in the quarter was 88% of total revenue.

Subscription Revenue Breakout: Subscription revenue from Infrastructure-related offerings for the quarter was $487 million, an increase of 14% in USD year-over-year, and 14% as measured in constant currency. Subscription revenue from Application Development-related and other emerging technology offerings for the quarter was $150 million, an increase of 44% in USD year-over-year, or 43% measured in constant currency.

Operating Income: GAAP operating income for the quarter was $135 million, up 64% year-over-year. After adjusting for non-cash share-based compensation expense, amortization of intangible assets, and transaction costs related to business combinations, non-GAAP operating income for the second quarter was $191 million, up 40% year-over-year. For the second quarter, GAAP operating margin was 18.6% and non-GAAP operating margin was 26.4%. Non-GAAP references in this release are detailed in the tables below.

Net Income: GAAP net income for the quarter was $97 million, or $0.53 per diluted share, compared with $59 million, or $0.32 per diluted share, in the year-ago quarter.

After adjusting for non-cash share-based compensation expense, amortization of intangible assets, transaction costs related to business combinations and non-cash interest expense related to the debt discount, non-GAAP net income for the quarter was $138 million, or $0.77 per diluted share, as compared to $101 million, or $0.55 per diluted share, in the year-ago quarter. Non-GAAP diluted weighted average shares outstanding excludes any dilution resulting from our convertible notes because any potential dilution is expected to be offset by our convertible note hedge transactions.

Cash: Operating cash flow was $143 million for the second quarter, an increase of 48% on a year-over-year basis. Total cash, cash equivalents and investments as of August 31, 2017 was $2.31 billion after repurchasing approximately $75 million, or 765 thousand shares, of common stock in the second quarter. The remaining balance in the current repurchase authorization as of August 31, 2017 was approximately $499 million.

Deferred revenue: At the end of the second quarter, the company’s total deferred revenue balance was $2.05 billion, an increase of 22% year-over-year. The full year positive impact to total deferred revenue from changes in foreign exchange rates was $37 million year-over-year. On a constant currency basis, total deferred revenue would have been up 20% year-over-year.

Outlook: Red Hat’s outlook assumes current business conditions and current foreign currency exchange rates.

For the full year:

  Revenue is expected to be approximately $2.880 billion to $2.895 billion in USD.
  GAAP operating margin is expected to be approximately 15.9% and non-GAAP operating margin is expected to be approximately 23.8%.
  Fully diluted GAAP earnings per share (EPS) is expected to be approximately $1.89 to $1.91 per share, assuming 183 million fully diluted shares outstanding. Fully diluted non-GAAP EPS is expected to be approximately $2.77 to $2.79 per share, assuming 180 million fully diluted shares outstanding. Both GAAP and non-GAAP EPS assume a $1 million to $2 million per quarter forecast for other income and an estimated annual effective tax rate of approximately 28% before discrete tax items.
  Operating cash flow is expected to be approximately $880 million to $900 million.

For the third quarter:

  Revenue is expected to be approximately $730 million to $737 million.
  GAAP operating margin is expected to be approximately 15.2% and non-GAAP operating margin is expected to be approximately 23.7%.
  Fully diluted GAAP EPS is expected to be approximately $0.48 per share, assuming 184 million fully diluted shares outstanding. Fully diluted non-GAAP EPS is expected to be approximately $0.70 per share, assuming 181 million fully diluted shares outstanding. Both GAAP and non-GAAP EPS assume a $2 million per quarter forecast for other income and an estimated annual effective tax rate of 28% before discrete tax items.

GAAP to non-GAAP reconciliation:

Full year non-GAAP operating margin guidance is derived by subtracting the estimated full year impact of non-cash share-based compensation expense of approximately $200 million, amortization of intangible assets of approximately $30 million and transaction costs related to business combinations of approximately $1.4 million. Full year fully diluted non-GAAP EPS guidance is derived by subtracting the expenses listed in the previous sentence and the full year impact of non-cash interest expense related to the debt discount of approximately $20 million and an estimated annual effective tax rate of approximately 28% before discrete tax items. Additionally, full year fully diluted non-GAAP EPS excludes approximately $26 million of discrete tax benefits related to share-based compensation that are included in full year fully diluted GAAP EPS. Full year fully diluted non-GAAP EPS excludes approximately 3 million diluted shares resulting from the convertible notes because any potential dilution is expected to be offset by our convertible note hedge transactions.

Third quarter non-GAAP operating margin guidance is derived by subtracting the estimated impact of non-cash share-based compensation expense of approximately $54 million and amortization of intangible assets of approximately $8 million. Third quarter fully diluted non-GAAP EPS guidance is derived by subtracting the expenses listed in the previous sentence and non-cash interest expense related to the debt discount of approximately $5 million and an estimated annual effective tax rate of 28% before discrete tax items. Additionally, third quarter fully diluted non-GAAP EPS excludes approximately $12 million of discrete tax benefits related to share-based compensation that are included in third quarter fully diluted GAAP EPS. Third quarter fully diluted non-GAAP EPS excludes approximately 3 million diluted shares resulting from the convertible notes because any potential dilution is expected to be offset by our convertible note hedge transactions.

Webcast and Website Information

A live webcast of Red Hat's results will begin at 5:00 pm ET today. The webcast, in addition to a copy of our prepared remarks and slides containing financial highlights and supplemental metrics, can be accessed by the general public at Red Hat's investor relations website at http://investors.redhat.com. A replay of the webcast will be available shortly after the live event has ended. Additional information on Red Hat's reported results, including a reconciliation of the non-GAAP adjusted results, are included in the financial tables below.

About Red Hat, Inc.

Red Hat is the world's leading provider of open source software solutions, using a community-powered approach to provide reliable and high-performing cloud, Linux, middleware, storage and virtualization technologies. Red Hat also offers award-winning support, training, and consulting services. As a connective hub in a global network of enterprises, partners, and open source communities, Red Hat helps create relevant, innovative technologies that liberate resources for growth and prepare customers for the future of IT. Learn more at http://www.redhat.com.

Forward-Looking Statements

Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks related to the ability of the Company to compete effectively; the ability to deliver and stimulate demand for new products and technological innovations on a timely basis; delays or reductions in information technology spending; the integration of acquisitions and the ability to market successfully acquired technologies and products; fluctuations in exchange rates; the effects of industry consolidation; uncertainty and adverse results in litigation and related settlements; the inability to adequately protect Company intellectual property and the potential for infringement or breach of license claims of or relating to third party intellectual property; risks related to the security of our offerings and other data security vulnerabilities; changes in and a dependence on key personnel; the ability to meet financial and operational challenges encountered in our international operations; and ineffective management of, and control over, the Company's growth and international operations, as well as other factors contained in our most recent Quarterly Report on Form 10-Q (copies of which may be accessed through the Securities and Exchange Commission's website at http://www.sec.gov), including those found therein under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic and political conditions, governmental and public policy changes and the impact of natural disasters such as earthquakes and floods. The forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.

Red Hat and the Shadowman logo are trademarks or registered trademarks of Red Hat, Inc. or its subsidiaries in the U.S. and other countries. Linux® is the registered trademark of Linus Torvalds in the U.S. and other countries.

RED HAT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands - except per share amounts)

	Three Months Ended		Six Months Ended
	August 31,	August 31,	August 31,	August 31,
	2017	2016	2017	2016
Revenue:
Subscriptions	$637,562	$531,209	$1,234,070	$1,032,874
Training and services	85,793	68,596	166,081	134,829
Total subscription and training and services revenue	723,355	599,805	1,400,151	1,167,703

Cost of revenue:
Subscriptions	46,324	39,678	89,957	76,222
Training and services	60,393	47,993	117,456	95,496
Total cost of subscription and training and services revenue	106,717	87,671	207,413	171,718

Gross profit	616,638	512,134	1,192,738	995,985

Operating expense:
Sales and marketing	278,548	253,255	575,007	496,503
Research and development	141,809	121,265	278,972	236,281
General and administrative	61,722	55,730	116,592	105,954
Total operating expense	482,079	430,250	970,571	838,738

Income from operations	134,559	81,884	222,167	157,247
Interest income	4,612	3,392	8,605	6,821
Interest expense	6,081	5,925	12,166	11,811
Other income (expense), net	(1,260)	84	(1,846)	(468)

Income before provision for income taxes	131,830	79,435	216,760	151,789
Provision for income taxes	34,971	20,663	46,711	31,832
Net income	$96,859	$58,772	$170,049	$119,957

Net income per share:
Basic	$0.55	$0.33	$0.96	$0.66
Diluted	$0.53	$0.32	$0.93	$0.65
Weighted average shares outstanding:
Basic	177,257	180,322	177,250	180,745
Diluted	183,021	183,346	182,460	183,750

RED HAT, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	August 31, 2017	February 28, 2017 (1)
ASSETS
Current assets:
Cash and cash equivalents	$1,210,308	$1,090,808
Investments in debt securities, short-term	448,981	369,983
Accounts receivable, net	418,449	634,821
Prepaid expenses	213,273	200,609
Other current assets	41,352	19,481
Total current assets	2,332,363	2,315,702

Property and equipment, net	206,195	189,629
Goodwill	1,121,602	1,040,709
Identifiable intangibles, net	156,659	137,767
Investments in debt securities, long-term	655,127	672,440
Deferred tax assets, net	101,778	104,833
Other assets, net	65,660	74,105
Total assets	$4,639,384	$4,535,185
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$323,245	$376,957
Deferred revenue, short-term	1,471,434	1,512,762
Other current obligations	1,147	1,354
Total current liabilities	1,795,826	1,891,073

Deferred revenue, long-term	581,077	557,194
Convertible notes	756,743	745,633
Other long-term obligations	105,391	93,965
Stockholders’ equity:
Common stock	24	24
Additional paid-in capital	2,335,518	2,294,462
Retained earnings	1,523,040	1,352,991
Treasury stock, at cost	(2,425,059)	(2,311,805)
Accumulated other comprehensive loss	(33,176)	(88,352)
Total stockholders’ equity	1,400,347	1,247,320
Total liabilities and stockholders’ equity	$4,639,384	$4,535,185

(1) Derived from audited financial statements

RED HAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended		Six Months Ended
	August 31,	August 31,	August 31,	August 31,
	2017	2016	2017	2016
Cash flows from operating activities:
Net income	$96,859	$58,772	$170,049	$119,957
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,136	21,160	45,953	41,862
Amortization of debt discount and transaction costs	5,570	5,393	11,110	10,758
Share-based compensation expense	46,947	45,357	90,665	86,632
Deferred income taxes	(359)	(5,467)	7,558	(7,619)
Net amortization of bond premium on debt securities available for sale	2,439	3,294	4,875	6,834
Other	571	328	1,532	(437)
Changes in operating assets and liabilities:
Accounts receivable	17,036	(30,684)	225,797	159,645
Prepaid expenses	(11,562)	8,883	(19,270)	(490)
Accounts payable and accrued expenses	2,008	19,763	(53,330)	(10,423)
Deferred revenue	(40,575)	(26,953)	(86,292)	(73,046)
Other	(174)	(3,044)	2,121	(4,574)
Net cash provided by operating activities	142,896	96,802	400,768	329,099

Cash flows from investing activities:
Purchase of investment in debt securities available for sale	(109,669)	(163,043)	(259,193)	(297,644)
Proceeds from maturities of investment in debt securities available for sale	105,303	170,510	217,344	269,542
Proceeds from sales of investment in debt securities available for sale	—	7,018	14,324	25,168
Acquisition of businesses, net of cash acquired	(83,965)	(28,667)	(83,965)	(28,667)
Purchase of developed software and other intangible assets	(7,671)	(3,521)	(9,445)	(6,389)
Purchase of property and equipment	(25,781)	(15,539)	(51,681)	(33,192)
Other	(189)	—	(189)	(111)
Net cash used in investing activities	(121,972)	(33,242)	(172,805)	(71,293)

Cash flows from financing activities:
Proceeds from exercise of common stock options	862	689	3,830	2,068
Proceeds from employee stock purchase program	10,952	—	22,713	—
Payments related to net settlement of share-based compensation awards	(7,413)	(6,398)	(48,423)	(37,476)
Purchase of treasury stock	(75,015)	(127,386)	(137,002)	(193,864)
Payments on other borrowings	(418)	(463)	(861)	(906)
Other	—	415	—	913
Net cash used in financing activities	(71,032)	(133,143)	(159,743)	(229,265)

Effect of foreign currency exchange rates on cash and cash equivalents	29,959	8,587	51,280	14,250
Net increase (decrease) in cash and cash equivalents	(20,149)	(60,996)	119,500	42,791
Cash and cash equivalents at beginning of the period	1,230,457	1,031,565	1,090,808	927,778
Cash and cash equivalents at end of the period	$1,210,308	$970,569	$1,210,308	$970,569

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands - except per share amounts)

	Three Months Ended		Six Months Ended
	August 31,	August 31,	August 31,	August 31,
	2017	2016	2017	2016

Reconciliation items included in Consolidated Statements of Operations:

Non-cash share-based compensation expense:
Cost of revenue	$4,261	$4,054	$8,209	$8,359
Sales and marketing	20,817	20,361	41,430	38,802
Research and development	14,220	12,969	27,666	24,971
General and administrative	7,649	7,973	13,360	14,500
Total share-based compensation expense	$46,947	$45,357	$90,665	$86,632

Amortization of intangible assets expense:
Cost of revenue	$4,326	$3,846	$8,162	$7,469
Sales and marketing	1,583	1,905	3,042	3,820
Research and development	35	34	69	69
General and administrative	2,227	1,848	4,053	3,601
Total amortization of intangible assets expense	$8,171	$7,633	$15,326	$14,959

Total non-cash interest expense related to the debt discount	$4,890	$4,753	$9,757	$9,484

Transaction costs related to business combinations	$1,220	$1,789	$1,362	$1,789

Reconciliation of GAAP results to non-GAAP adjusted results:

GAAP net income	$96,859	$58,772	$170,049	$119,957
GAAP provision for income taxes	34,971	20,663	46,711	31,832
GAAP income before provision for income taxes	$131,830	$79,435	$216,760	$151,789

Add: Non-cash share-based compensation expense	46,947	45,357	90,665	86,632
Add: Amortization of intangible assets expense	8,171	7,633	15,326	14,959
Add: Non-cash interest expense related to the debt discount	4,890	4,753	9,757	9,484
Add: Transaction costs related to business combinations	1,220	1,789	1,362	1,789
Non-GAAP adjusted income before provision for income taxes	$193,058	$138,967	$333,870	$264,653
Non-GAAP provision for income taxes (1)	54,790	37,739	93,905	71,245
Non-GAAP adjusted net income (basic and diluted)	$138,268	$101,228	$239,965	$193,408

Non-GAAP adjusted diluted weighted average shares outstanding:
GAAP diluted weighted average shares outstanding	183,021	183,346	182,460	183,750
Dilution offset from convertible note hedge transactions	(2,706)	(195)	(2,189)	(82)
Non-GAAP diluted weighted average shares outstanding	180,315	183,151	180,271	183,668

Non-GAAP adjusted net income per share:
Basic	$0.78	$0.56	$1.35	$1.07
Diluted	$0.77	$0.55	$1.33	$1.05

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands - except per share amounts)

	Three Months Ended		Six Months Ended
	August 31,	August 31,	August 31,	August 31,
	2017	2016	2017	2016
(1) Non-GAAP provision for income taxes:
Non-GAAP adjusted income before provision for income taxes	$193,058	$138,967	$333,870	$264,653
GAAP estimated annual effective tax rate	27.6%	27%	27.6%	27%
Provision for income taxes on non-GAAP adjusted income before discrete tax benefits	$53,425	$37,521	$92,148	$71,456
Discrete tax expense (benefit), excluding discrete benefits related to share-based compensation	1,365	218	1,757	(211)
Provision for income taxes on non-GAAP adjusted income, excluding discrete tax benefits related to share-based compensation	$54,790	$37,739	$93,905	$71,245

GAAP gross profit	$616,638	$512,134	$1,192,738	$995,985
Add: Non-cash share-based compensation expense	4,261	4,054	8,209	8,359
Add: Amortization of intangible assets expense	4,326	3,846	8,162	7,469
Non-GAAP gross profit	$625,225	$520,034	$1,209,109	$1,011,813

Non-GAAP gross margin	86.4%	86.7%	86.4%	86.6%

GAAP operating expenses	$482,079	$430,250	$970,571	$838,738
Deduct: Non-cash share-based compensation expense	(42,686)	(41,303)	(82,456)	(78,273)
Deduct: Amortization of intangible assets expense	(3,845)	(3,787)	(7,164)	(7,490)
Deduct: Transaction costs related to business combinations	(1,220)	(1,789)	(1,362)	(1,789)
Non-GAAP adjusted operating expenses	$434,328	$383,371	$879,589	$751,186

GAAP operating income	$134,559	$81,884	$222,167	$157,247
Add: Non-cash share-based compensation expense	46,947	45,357	90,665	86,632
Add: Amortization of intangible assets expense	8,171	7,633	15,326	14,959
Add: Transaction costs related to business combinations	1,220	1,789	1,362	1,789
Non-GAAP adjusted operating income	$190,897	$136,663	$329,520	$260,627

Non-GAAP adjusted operating margin	26.4%	22.8%	23.5%	22.3%

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands - except per share amounts)

	Three Months Ended
	August 31,	August 31,	Year-Over-Year
	2017	2016	Growth Rate
Subscription and services revenue:
GAAP subscription revenue by offering type:
Infrastructure-related offerings	$487,447	$427,035	14.1%
Adjustment for currency impact	(1,485)	—
Non-GAAP Infrastructure-related subscription revenue on a constant currency basis	$485,962	$427,035	13.8%

Application Development-related and other emerging technology offerings	$150,115	$104,174	44.1%
Adjustment for currency impact	(969)	—
Non-GAAP Application Development-related and other emerging technology subscription revenue on a constant currency basis	$149,146	$104,174	43.2%

GAAP subscription revenue	$637,562	$531,209	20.0%
Adjustment for currency impact	(2,454)	—
Non-GAAP subscription revenue on a constant currency basis	$635,108	$531,209	19.6%

GAAP training and services revenue	$85,793	$68,596	25.1%
Adjustment for currency impact	(328)	—
Non-GAAP training and services revenue on a constant currency basis	$85,465	$68,596	24.6%

GAAP total subscription and training and services revenue	$723,355	$599,805	20.6%
Adjustment for currency impact	(2,782)	$—
Non-GAAP total subscription and training and services revenue on a constant currency basis	$720,573	$599,805	20.1%

	Six Months Ended
	August 31,	August 31,	Year-Over-Year
	2017	2016	Growth Rate
GAAP subscription revenue by offering type:
Infrastructure-related offerings	$945,408	$830,216	13.9%
Adjustment for currency impact	1,846	—
Non-GAAP Infrastructure-related subscription revenue on a constant currency basis	$947,254	$830,216	14.1%

Application Development-related and other emerging technology offerings	$288,662	$202,658	42.4%
Adjustment for currency impact	112	—
Non-GAAP Application Development-related and other emerging technology subscription revenue on a constant currency basis	$288,774	$202,658	42.5%

GAAP subscription revenue	$1,234,070	$1,032,874	19.5%
Adjustment for currency impact	1,958	—
Non-GAAP subscription revenue on a constant currency basis	$1,236,028	$1,032,874	19.7%

GAAP training and services revenue	$166,081	$134,829	23.2%
Adjustment for currency impact	378	—
Non-GAAP training and services revenue on a constant currency basis	$166,459	$134,829	23.5%

GAAP total subscription and training and services revenue	$1,400,151	$1,167,703	19.9%
Adjustment for currency impact	2,336	—
Non-GAAP total subscription and training and services revenue on a constant currency basis	$1,402,487	$1,167,703	20.1%

RED HAT, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)
(In thousands)

Change in deferred revenue balances:
	Deferred Revenue
	Current	Long-Term	Total
Balance at August 31, 2016	$1,233,762	$446,890	$1,680,652
Constant currency change in deferred revenue	213,061	122,252	335,313
Impact from foreign currency translation	24,611	11,935	36,546
Balance at August 31, 2017	$1,471,434	$581,077	$2,052,511

Year-over-year growth rate	19.3%	30.0%	22.1%
Year-over-year growth rate on a constant currency basis	17.3%	27.4%	20.0%

Revenue growth by geographical segment:
	Americas	EMEA	APAC	Consolidated
Total revenue for the three months ended August 31, 2017	$463,359	$159,722	$100,274	$723,355
Adjustment for currency impact	65	(5,111)	2,264	(2,782)
Total revenue on a constant currency basis for the three months ended August 31, 2017	$463,424	$154,611	$102,538	$720,573

Total revenue for the three months ended August 31, 2016	$385,529	$127,467	$86,809	$599,805

Year-over-year growth rate	20.2%	25.3%	15.5%	20.6%
Year-over-year growth rate on a constant currency basis	20.2%	21.3%	18.1%	20.1%

Total revenue for the six months ended August 31, 2017	$901,739	$303,392	$195,020	$1,400,151
Adjustment for currency impact	(867)	567	2,636	2,336
Total revenue on a constant currency basis for the six months ended August 31, 2017	$900,872	$303,959	$197,656	$1,402,487

Total revenue for the six months ended August 31, 2016	$751,252	$251,766	$164,685	$1,167,703

Year-over-year growth rate	20.0%	20.5%	18.4%	19.9%
Year-over-year growth rate on a constant currency basis	19.9%	20.7%	20.0%	20.1%

CONTACT:
Media Contact:
Red Hat, Inc.
Stephanie Wonderlick, 571-421-8169
swonderl@redhat.com
or
Investor Relations:
Red Hat, Inc.
Tom McCallum, 919-754-4630
tmccallum@redhat.com